As filed with the Securities and Exchange Commission on March 4, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ILLUMINA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	33-0804655
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5200 Illumina Way

San Diego, CA 92122

(858) 202-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Dadswell

Illumina, Inc.

5200 Illumina Way

San Diego, CA 92122

(858) 202-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles E. Dadswell Illumina, Inc. 5200 Illumina Way San Diego, CA 92122 (858) 202-4500	David H. Engvall Jack S. Bodner Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000	Faiza J. Saeed Ting S. Chen Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000	W. Alex Voxman Latham & Watkins LLP 355 South Grand Avenue #100 Los Angeles, CA 90071 (213) 485-1234	Marissa Lee Song GRAIL, Inc. 1525 O’Brien Drive Menlo Park, CA 94025 (650) 542-0372

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the transaction described in the enclosed consent solicitation statement/prospectus.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-250941

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	3,035,714(1)	N/A	$272,071(2)	$29.69(3)

(1)

Represents shares of Illumina, Inc. (“Illumina”) common stock, par value $0.01 per share (the “Illumina Common Stock”), issuable as additional consideration in the merger described in Illumina’s Registration Statement on Form S-4, as amended (File No. 333-250941) (the “Prior Registration Statement”), filed by Illumina on November 24, 2020 and declared effective by the Securities and Exchange Commission on February 9, 2021, including additional shares of Illumina Common Stock that may be issued as consideration for outstanding equity awards of GRAIL, Inc. (“GRAIL”), as set forth in the merger agreement described in the Prior Registration Statement. The Prior Registration Statement registered 15,254,237 shares of Illumina Common Stock (the “Initial Shares”).

(2)

The Initial Shares and the shares of Illumina Common Stock being registered hereby are all issuable as consideration in the merger described in the Prior Registration Statement. Pursuant to Rule 457(f)(2) under the Securities Act, because GRAIL is a private company and no market exists for its equity securities, and because GRAIL has an accumulated capital deficit, the proposed maximum offering price is one-third of the aggregate par value of GRAIL’s capital stock being acquired in the proposed merger, which is calculated by taking one-third of the product of the par value of $0.001 and the maximum number of shares of GRAIL capital stock that may be exchanged in the merger, or 816,212,916 shares of GRAIL capital stock (computed as of February 24, 2021 the latest practicable date prior to the date of filing this registration statement, and inclusive of all shares of GRAIL capital stock issuable upon conversion of any securities convertible into or exercisable for shares of GRAIL capital stock). The proposed maximum aggregate offering price shown in the table above is not more than 20% in excess of the proposed maximum aggregate offering price shown in the fee table of the Prior Registration Statement.

(3)

Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price. Of the amount shown, $29.38 was previously paid with the Prior Registration Statement.

The registration statement shall become effective automatically upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-4 is being filed with respect to the registration of 3,035,714 additional shares of common stock, par value $0.01 per share, of Illumina, Inc. (“Illumina”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-4, as amended (File No.  333-250941) (the “Prior Registration Statement”), initially filed by the Registrant on November 24, 2020 and declared effective by the Securities and Exchange Commission on February 9, 2021, which registered 15,254,237 shares of Illumina’s common stock issuable upon consummation of the merger described in the Prior Registration Statement. The shares being registered hereby are additional shares of Illumina common stock that are issuable upon consummation of the merger described in the Prior Registration Statement. The required opinion of counsel and related consent and consents of auditors and other experts are filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Cravath, Swaine & Moore LLP regarding the validity of the Illumina Common Stock being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.3	Consent of Cravath, Swaine & Moore LLP (included as part of the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Power of Attorney.

*	Previously filed with the Registrant’s Prior Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on March 4, 2021.

Illumina, Inc.

By:	/s/ FRANCIS A. DESOUZA
Name:	Francis A. deSouza
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on March 4, 2021.

Signature	Title

/s/ FRANCIS A. DESOUZA	President, Chief Executive Officer, and Director
Francis A. deSouza	(Principal Executive Officer)

/s/ SAM A. SAMAD	Senior Vice President and Chief Financial Officer
Sam A. Samad	(Principal Financial Officer)

/s/ KAREN MCGINNIS	Vice President and Chief Accounting Officer
Karen McGinnis	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Jay T. Flatley

*	Director
Frances Arnold, Ph.D.

*	Director
Caroline Dorsa

*	Director
Robert S. Epstein, M.D.

*	Director
Scott Gottlieb, M.D.

*	Director
Gary S. Guthart, Ph.D.

Signature	Title

*	Director
Philip W. Schiller

*	Director
Susan E. Siegel

*	Director
John W. Thompson

*By:	/s/ FRANCIS A. DESOUZA
Francis A. deSouza
Attorney-in-Fact

3